EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Trustees
EPR Properties:

We consent to the incorporation by reference in the registration statements (Nos. 333-211813 and 333-211812) on Form S-3, the registration statements (Nos. 333-215099 and 333-78803) on S-4, and the registration statements (Nos. 333-211815, 333-189028, 333-159465, 333-142831, and 333-76625) on Form S-8 of EPR Properties of our report dated February 28, 2018, with respect to the consolidated balance sheets of EPR Properties as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedules II and III (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2017, which report appears in the December 31, 2017 annual report on Form 10-K of EPR Properties.

/s/ KPMG LLP

Kansas City, Missouri
February 28, 2018